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                                                                   EXHIBIT 10.21

                         PROFESSIONAL SERVICES AGREEMENT
                                     BETWEEN
                             BIORELIANCE CORPORATION
                                       AND
                            JEFFREY M. OSTROVE, PH.D.

         THIS AGREEMENT is entered into as of the 2nd day of December, 1997 by and between BioReliance Corporation ("BioReliance" or the "Corporation"), a Delaware Corporation, with principal offices located at 9900 Blackwell Road, Rockville, Maryland 20850, U.S.A., and Jeffrey M. Ostrove, Ph.D. ("Dr. Ostrove"), North Potomac, Maryland.

                                   WITNESSETH

         WHEREAS, BioReliance has established a corporate Scientific Advisory Board ("SAB") to explore the current and future scientific direction of the Corporation; and

         WHEREAS, BioReliance has determined that SAB membership should be comprised of non-employee scientific advisors; and

         WHEREAS, BioReliance desires to have Dr. Ostrove join the SAB as a non-employee scientific advisor; and

         WHEREAS, Dr. Ostrove desires to join the SAB as a non-employee scientific advisor;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Dr. Ostrove and BioReliance agree as follows:

1.       SCOPE OF WORK

         Subject to the terms and conditions hereinafter provided, BioReliance engages Dr. Ostrove for the furnishing of professional services in support of the BioReliance SAB. These services shall include, but not be limited to:

         a. Evaluation of current scientific issues of interest to BioReliance.
         b. Assisting in the development of BioReliance's long-range plans.
         c. Reviewing and evaluating the strategic growth plans of BioReliance.
         d. Assisting in the establishment of BioReliance's future scientific direction.


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         e.       Attending periodic SAB meetings.

Dr. Ostrove will exercise his best efforts in providing BioReliance these services.

2.       PERIOD OF PERFORMANCE

         This Agreement shall commence on January 1, 1998 and shall terminate on December 31, 2001, unless extended by mutual agreement.

3.       CONSIDERATION AND PAYMENT TERMS

         As compensation for the services provided hereunder, from and after January 1, 2000, BioReliance shall pay Dr. Ostrove the following:

         a.       An annual fee of two thousand dollars ($2,000) to be paid in
                  January of each year of service (the "Annual Fee").
         b.       A fee of one thousand five hundred dollars ($1,500) per SAB meeting attended (the "Attendance Fee").

         As further incentive to Dr. Ostrove to exercise his best efforts, from and after January 1, 2000 Dr. Ostrove shall be granted an option for 500 shares annually (the "Annual Grant") on the first business day on or after January 1 of each calendar year that the 1997 Incentive Plan is in effect, provided that Dr. Ostrove is a member of the Scientific Advisory Board on that date.

4.       SPECIAL CONSIDERATIONS

         BioReliance has agreed to accelerate the vesting of Dr. Ostrove's options as set forth below:

         Unvested Options for 1,000 shares of the Common Stock of the Company at an option price of $0.5625 of granted under the1994 MAGENTA Incentive Stock Option (the "MAGENTA Plan") Plan shall be exercisable as of December 31, 1997. Any vested options held by Dr. Ostrove must be exercised within 90 days after the effective date of Dr. Ostrove's termination of employment with the Company.

         The remainder of Dr. Ostrove's unvested options shall terminate as provided in the Plan. Dr. Ostrove vested options shall be governed by the MAGENTA Plan.

         In consideration of the accelerated vesting described above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dr. Ostrove agrees to waive the payment by BioReliance of the Annual Fee and the Attendance Fee for calendar years 1998 and 1999. He also agrees to waive the initial grant of options for SAB members, and the annual grant of options for calendar year 1999. If he is a member of the SAB on January 1, 2000, Dr. Ostrove shall be


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entitled to receive the Annual Fee, the Attendance Fee and the Annual Grant in
accordance with Paragraph 3 hereof. Dr. Ostrove acknowledges that he voluntary resigned from the Company and, except as set forth in the paragraph 4 of this Agreement and except for the payment of his 1997 bonus at the rate of 10%, he has no right or entitlement to any separation payment and benefits, including accelerated vesting of any stock options, or to a separation allowance in any particular amount. In consideration of the benefits set forth above, Dr. Ostrove hereby releases and discharges the Company, it agents, employees, successors, assigns, corporate parent, affiliates, officers, and directors, and each of them, from any and all real or pretended claims, demands, rights, liabilities, damages, injuries or causes of action whatsoever, known or unknown, including but not limited to, claims and demands relating to salary, compensation, pension or retirement plans (except as to rights which already may have vested, which rights are specifically reserved hereunder), bonuses, incentive compensation, commissions of any other form of compensation or perquisite, personal injury, bodily injury, defamation, unlawful interference with contract rights or business advantage, and any or all claims which he even had or now has directly or indirectly, arising out of his employment relationship with BioReliance or the ending of that employment relationship with BioReliance, and all said rights, actions, claims, demands, judgments, and executions are hereby satisfied in full, terminated and forever discharged.

By granting this release, Dr. Ostrove acknowledges that this Agreement in no way constitutes an admission by the Corporation of any violation of law, breach of contract or any wrongdoing whatsoever towards him.

5.       BIORELIANCE DESIGNATED REPRESENTATIVES

         Dr. Ostrove shall report to and receive direction from the BioReliance Science Council, which will act through its Chairperson in most situations, or from the BioReliance President and CEO, or other individuals designated by BioReliance from time to time. Members of the BioReliance Science Council presently are as follows:

         John E. McEntire, Ph.D.                     Raymond F. Cosgrove, Ph.D.
         Brandon J. Price, Ph.D.                     David Jacobson-Kram, Ph.D.

6.       TRAVEL

         BioReliance agrees to reimburse Dr. Ostrove for required travel and living expenses incurred in the performance of the Agreement when such travel is approved in advance by BioReliance's designated representative. Dr. Ostrove may travel business class, as authorized for other SAB members, when on SAB business.

7.       PROPRIETARY INFORMATION


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         In providing services to BioReliance, Dr. Ostrove will have access to proprietary knowledge of BioReliance's affairs, trade secrets, potential customers and other proprietary information.

Dr. Ostrove shall treat all such information as proprietary and confidential to BioReliance in accordance with the Confidentiality Agreement dated December 2, 1997 between BioReliance and Dr. Ostrove.

8.       INDEPENDENT PARTIES

         Nothing in this Agreement shall be construed as to create any relationship between Dr. Ostrove and BioReliance other than that of independent contracting parties. Neither party shall have any right, power or authority to assume, create of incur any expense, liability or obligation, expressed or implied, on behalf of the other.

9.       WAIVER

         No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breech of that or any other provision hereof.

10.      SEVERABILITY

         If any part, term or provision of the Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected, and this Agreement shall otherwise remain in full force and effect.

11.      ARBITRATION

         Any claim or controversy relating to or arising out of this Agreement shall be resolved exclusively by arbitration, in accordance with the rules then obtaining of the American Arbitration Association.

12.      ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement and understanding between Dr. Ostrove and BioReliance relating to the services to be performed hereunder and supersedes all other communications between Dr. Ostrove and BioReliance relating to the subject matter hereof. Any amendments to or modifications of this Agreement shall be effective only if reduced to writing and executed by both Dr. Ostrove and BioReliance.

13.      HEADINGS

         The subject matter headings used in the Agreement are solely for convenience and are not to be taken as modifying, clarifying, describing or limiting any provision hereof.


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         IN WITNESS THEREOF, Dr. Ostrove and BioReliance have caused this
Agreement to be executed by their duly authorized representative as of the dates set forth above.

                   BioReliance Corporation                               Jeffrey M. Ostrove, Ph.D.

By                                                            By
     ------------------------------------------                    ------------------------------------------

Name              Capers W. McDonald                          Name           Jeffrey M. Ostrove, Ph.D.
     ------------------------------------------                    ------------------------------------------

Title             President and C.E.O                         Title
     ------------------------------------------                    ------------------------------------------

Date                                                          Date
     ------------------------------------------                    ------------------------------------------


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